ISDANER & COMPANY LLC
CERTIFIED PUBLIC ACCOUNTANTS

November 28, 2022

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street N.W.
Washington, DC 20549-7561

We have read the statements of Innovative Designs, Inc. relating to the event described under Item 4.01 of Form 8-K dated November 28, 2022, and we agree with such statements as they pertain to our firm.

Isdaner & Company, LLC

Kennett Square, PA

400 OLD FORGE LANE • SUITE 401 • KENNETT SQUARE • PENNSYLVANIA • 19348
(610) 713-8208 • www.isdanerllc.com
Member of MSI Global Alliance / Independent Legal & Accounting Firms